UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

Tesoro Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

19100 Ridgewood Parkway, San Antonio, Texas (Address of principal executive offices)	78259-1828 (Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes Issuance

On September 27, 2012, Tesoro Corporation (the “Company”) issued $450 million aggregate principal amount of 4.250% Senior Notes due 2017 (the “2017 Notes”) and $475 million aggregate principal amount of 5.375% Senior Notes due 2022 (the “2022 Notes” and, together with the 2017 Notes, the “Notes”) pursuant to an Indenture, dated as of September 27, 2012 (the “Indenture”), among the Company, the guarantors named therein, and U.S. Bank National Association, as trustee (the “Trustee”).

The 2017 Notes were issued at an issue price of 100.000% and bear interest at a rate of 4.250% per annum. Interest on the 2017 Notes is payable on April 1 and October 1 of each year, beginning on April 1, 2013. The 2017 Notes will mature on October 1, 2017.

At any time and from time to time prior to September 1, 2017, the Company may redeem some or all of the 2017 Notes at a “make whole” redemption price, plus accrued and unpaid interest. The Company may also redeem some or all of the 2017 Notes on or after September 1, 2017 for cash at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. If the Company sells certain assets or experiences specific kinds of change of control and a ratings downgrade, it may be required to offer to purchase the 2017 Notes.

The 2022 Notes were issued at an issue price of 100.000% and bear interest at a rate of 5.375% per annum. Interest on the 2022 Notes is payable on April 1 and October 1 of each year, beginning on April 1, 2013. The 2022 Notes will mature on October 1, 2022.

At any time and from time to time prior to October 1, 2017, the Company may redeem some or all of the 2022 Notes at a “make whole” redemption price, plus accrued and unpaid interest. In addition, prior to October 1, 2015, the Company may redeem up to 35% of the 2022 Notes with the proceeds of certain equity offerings at a redemption price equal to 105.375% of the principal amount thereof, plus accrued and unpaid interest. The Company may also redeem some or all of the 2022 Notes on or after October 1, 2017 for cash at the redemption prices set forth in the Indenture, plus accrued and unpaid interest. If the Company sells certain assets or experiences specific kinds of change of control and a ratings downgrade, it may be required to offer to purchase the 2022 Notes.

The Notes are the Company’s general unsecured senior obligations, and are effectively subordinate to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, structurally subordinate to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries, equal in right of payment to all of the Company’s existing and future senior indebtedness and senior in right of payment to all of the Company’s future subordinated indebtedness, if any. The Notes are jointly and severally guaranteed on a senior unsecured basis by certain of the Company’s domestic subsidiaries.

The offering of the Notes was made pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-183872), which became automatically effective upon filing on September 13, 2012 (the “Registration Statement”).

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Notes (included in the Indenture), which is filed as Exhibit 4.1 herewith and incorporated by reference herein and are to be incorporated by reference in their entirety into the Registration Statement.

Supplemental Indentures Relating to Existing Notes

Pursuant to the Company’s previously announced cash tender offers, as of 5:00 p.m., New York City time, on September 26, 2012 (the “Early Tender Deadline”), $236,880,000 principal amount of the Company’s 6 5/8% Senior Notes due 2015 (the “2015 Notes”) had been tendered and not validly withdrawn, representing approximately 52.64% of the aggregate outstanding principal amount of the 2015 Notes, and $294,619,000 principal amount of the Company’s 6 1/2% Senior Notes due 2017 (the “Existing 2017 Notes” and, together with the 2015 Notes, the “Existing Notes”) had been tendered and not validly withdrawn, representing approximately 62.26% of the aggregate outstanding principal amount of the Existing 2017 Notes. Holders of Existing Notes who tendered their Existing Notes also delivered consents to certain proposed amendments to such series of Existing Notes and the related indenture (the “Proposed Amendments”).

On September 26, 2012, the Company and the Trustee executed supplemental indentures to the indentures governing the Existing Notes (the “Supplemental Indentures”) that effected the Proposed Amendments by eliminating substantially all of the restrictive covenants contained in such indentures and certain events of default and related provisions. The Supplemental Indentures became operative upon acceptance of and payment for the tendered Existing Notes by the Company pursuant to the terms and conditions described in the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent dated September 13, 2012.

On September 27, 2012, the Company paid an aggregate of approximately $558 million in order to purchase the Existing Notes tendered prior to the Early Tender Deadline.

As discussed under Item 8.01 of this Current Report on Form 8-K, the Company has called the remaining Existing Notes for redemption and has satisfied and discharged its obligations under the remaining Existing Notes and the indentures governing the remaining Existing Notes as of September 27, 2012.

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indentures, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, herewith and incorporated by reference herein.

A copy of the press release announcing the expiration of the Early Tender Deadline, receipt of the required consents for the Supplemental Indentures, exercise of the early purchase option and satisfaction and discharge of the remaining Existing Notes is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

Redemption of Existing Notes and Discharge of Indentures Governing Existing Notes

On September 27, 2012, the Company requested that the Trustee, on behalf of the Company, provide notice of redemption to the holders of the Existing Notes that remained outstanding after the Company purchased all of the Existing Notes validly tendered and not validly withdrawn prior the Early Tender Deadline pursuant to the cash tender offers. On such date, the Company deposited with the Trustee sufficient funds to redeem the remaining outstanding Existing Notes and pay accrued and unpaid interest thereon to, but not including, the redemption date. As a result, the Company has been released from its obligations under the Existing Notes and the related indentures pursuant to the satisfaction and discharge provisions of such indentures. Redemption of the remaining outstanding Existing Notes will occur on November 1, 2012.

A copy of the press release announcing the expiration of the Early Tender Deadline, receipt of the required consents for the Supplemental Indentures, exercise of the early purchase option and satisfaction and discharge of the remaining Existing Notes is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture (including form of note), dated as of September 27, 2012, among Tesoro Corporation, the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 4.250% Senior Notes due 2017 and the 5.375% Senior Notes due 2022.

10.1	Supplemental Indenture, dated as of September 26, 2012, among Tesoro Corporation and U.S Bank National Association, as trustee, relating to the 6 5/8% Senior Notes due 2015.

10.2	Supplemental Indenture, dated as of September 26, 2012, among Tesoro Corporation and U.S Bank National Association, as trustee, relating to the 6 1/2% Senior Notes due 2017

99.1	Press release issued on September 27, 2012 announcing expiration of the Early Tender Deadline, receipt of the required consents for the Supplemental Indentures, exercise of early purchase option and satisfaction and discharge of the remaining outstanding 6 5/8% Senior Notes due 2015 and 6 1/2% Senior Notes due 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2012

TESORO CORPORATION

By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President
and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

4.1	Indenture (including form of note), dated as of September 27, 2012, among Tesoro Corporation, the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 4.250% Senior Notes due 2017 and the 5.375% Senior Notes due 2022.

10.1	Supplemental Indenture, dated as of September 26, 2012, among Tesoro Corporation and U.S Bank National Association, as trustee, relating to the 6 5/8% Senior Notes due 2015.

10.2	Supplemental Indenture, dated as of September 26, 2012, among Tesoro Corporation and U.S Bank National Association, as trustee, relating to the 6 1/2% Senior Notes due 2017

99.1	Press release issued on September 27, 2012 announcing expiration of the Early Tender Deadline, receipt of the required consents for the Supplemental Indentures, exercise of early purchase option and satisfaction and discharge of the remaining outstanding 6 5/8% Senior Notes due 2015 and 6 1/2% Senior Notes due 2017